                                                                    Exhibit 21.1

                          SUBSIDIARIES OF REGISTRANT
                          --------------------------

    NAME OF ENTITY                               Jurisdiction of Information
    --------------                               ---------------------------

    NERC SPE Inc.                                        Delaware

    NERC Limited Partnership/1/                          Delaware

    NERC SPE II Inc.                                     Delaware

    NERC Limited Partnership II/2/                       Delaware

    Bertucci's, Inc.                                     Massachusetts

    Bertucci's Restaurant Corp./3/                       Massachusetts

    Bertucci's Securities Corporation/3/                 Massachusetts

    Berestco, Inc./4/                                    Massachusetts

    Sal & Vinnie's Sicilian                              Massachusetts
    Steakhouse, Inc./4/

    Bertucci's of Anne Arundel                           Maryland
    County, Inc./4/

    Bertucci's of Columbia, Inc./4/                      Maryland

    Bertucci's of Baltimore County,                      Maryland
    Inc./4/

    Bertucci's of Bel Air, Inc./4/                      Maryland

    Bertucci's of White Marsh, Inc./4/                  Maryland

    Bertrucci's of Montogomery County, Inc./4/          Maryland

----------------------

/1/ NERC SPE Inc. is the general partner of this limited partnership and Registrant is a limited partner

/2/ NERC SPE II Inc. is the general partner of this limited partnership and Registrant is a limited partner

/3/  Subsidiary of Bertucci's, Inc.

/4/  Subsidiary of Bertucci's Restaurant Corp.